Exhibit 10.1

AMENDMENT TO EXCHANGE AGREEMENT

This Amendment to Exchange Agreement (the “Second Amendment”) is made as of this 30th day of July 2024 by and between Wytec International, Inc., a Nevada corporation (the “Company”), and William H. Gray, an individual (“Gray”), with respect to the following facts:

RECITALS

A.	The Company and Gray have entered into that certain exchange agreement, dated October 6, 2022, as amended on November 15, 2022 (the “Agreement”), pursuant to which Gray agreed to exchange 1,000 shares of the Company’s Series C Preferred Stock for 3,000,000 shares of the Company’s common stock (the “Exchange”).

B.	As of the date of this Amendment, the Exchange has not been closed nor effected in any other manner.

C.	The Company and Gray desire to amend the Agreement as provided in this Second Amendment in order to amend the trading market.

D.	The terms used in this Second Amendment will have the meanings ascribed to them in the Agreement unless otherwise defined herein.

NOW, THEREFORE, for one dollar and other good and valuable consideration, THE PARTIES HERETO AGREE AS FOLLOWS:

1.	Amendment.

Section 1 of the Agreement is hereby amended and restated as follows:

“Effective on the earlier of (i) the effective date of the initial public offering of the Company’s common stock on a public trading market or (ii) October 6, 2025, with the closing of the Exchange deemed to be effective on such date (the “Closing”), Gray will tender the Series C Shares to the Company for cancellation in consideration for the issuance to Gray of 3,000,000 Shares. The Shares will be subject to the conditions of Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to their transferability, unless and until they are registered with the Securities and Exchange Commission.”

2.	Effect of Second Amendment.

The Agreement will remain in full force and effect except as specifically modified by this Second Amendment. In the event of any conflict between the Second Amendment and the Agreement, the terms of this Second Amendment will govern.

3.	Counterparts.

This Second Amendment may be executed simultaneously in any number of counterparts, each of which counterparts will be deemed to be an original and such counterparts will constitute but one and the same instrument.

IN WITNESS WHEREOF, this Second Amendment is executed as of the date first above written.

COMPANY: WYTEC INTERNATIONAL, INC.		WILLIAM H. GRAY

By:	/s/ William H. Gray	/s/ William H. Gray
	William H. Gray, Chief Executive Officer	William H. Gray

By:	/s/ Erica Perez
Erica Perez, Corporate Secretary

1